                               EXHIBIT A
                               ---------
                       Agreement of Joint Filing
                       -------------------------


The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1 of the Act the statement dated February 16, 1998, containing the information required by Schedule 13G, for the 6,747,626 Shares of the Common Stock of Tellabs, Inc. held by or on behalf of Michael J. Birck, the 584,000 shares of the Common Stock of Tellabs, Inc. held by Katherine R. Birck and the 12,500,000 shares of the Common Stock of Tellabs, Inc. held by Oak Street Investments, L.P.


Dated:  February 17, 1998
                          MICHAEL J. BIRCK
                          s/Michael J. Birck
                          ---------------------------------------------

                          KATHERINE R. BIRCK
                          s/Katherine R. Birck
                          ---------------------------------------------

                          OAK STREET INVESTMENTS, L.P.
                          By:  s/Michael J. Birck, General Partner
                               ----------------------------------------